Exhibit 12.1

Advanced Semiconductor Engineering, Inc.

Computation of Earnings to Fixed Charges Ratio

(NT$ in millions)

(Unaudited)

Ratio of Earnings to Fixed Charges in accordance with ROC GAAP	Year Ended December 31,					Six Months Ended June 30,
	1998	1999	2000	2001	2002	2003
Earnings:
Income (loss) from continuing operations before income taxes and income or loss from equity investments	1,444.6	8,098.9	7,022.4	(1,246.3)	(585.5)	(336.2)
Add: Fixed charges	1,130.2	1,596.5	2,256.1	2,343.3	2,117.2	889.4
Amortization of capitalized interest	96.5	128.8	168.0	182.4	186.6	73.8
Distributed income of equity investees	0	0	0	33.2	0	0
Less: Capitalized interest	(144.4)	(126.7)	(163.9)	(100.4)	(146.0)	(86.4)

Total earnings (loss) to cover fixed charges	2,526.9	9,697.5	9,282.6	1,212.2	1,572.3	540.6

Fixed charges:
Interest expenses	985.8	1,469.8	2,092.2	2,242.9	1,971.2	803.0
Capitalized interest	144.4	126.7	163.9	100.4	146.0	86.4

Total fixed charges	1,130.2	1,596.5	2,256.1	2,343.3	2,117.2	889.4

Ratio of earnings to fixed charges	2.24	6.07	4.11	0.52	0.74	0.61

Ratio of Earnings to Fixed Charges in accordance with US GAAP	Year Ended December 31,					Six Months Ended June 30,
	1998	1999	2000	2001	2002	2003
Earnings:
Income (loss) from continuing operations before income taxes and income or loss from equity investments	204.5	5,097.8	5,251.6	(2,667.4)	(3,975.3)	(63.4)
Add: Fixed charges	1,130.2	1,596.5	2,256.1	2,343.3	2,117.2	889.4
Amortization of capitalized interest	96.5	128.8	168.0	182.4	186.6	73.8
Distributed income of equity investees	0	0	0	33.2	0	0
Less: Capitalized interest	(144.4)	(126.7)	(163.9)	(100.5)	(146.0)	(86.4)

Total earnings (loss) to cover fixed charges	1,286.8	6,696.4	7,511.8	(209.0)	(1,817.5)	813.4

Fixed charges:
Interest expenses	985.8	1,469.8	2,092.2	2,242.9	1,971.2	803.0
Capitalized interest	144.4	126.7	163.9	100.4	146.0	86.4

Total fixed charges	1,130.2	1,596.5	2,256.1	2,343.3	2,117.2	889.4

Ratio of earnings to fixed charges	1.14	4.19	3.33	(0.09)	(0.86)	0.91

Pro Forma Ratio of Earnings to Fixed Charges in accordance with ROC GAAP	Year Ended December 31,					Six Months Ended June 30,
	1998	1999	2000	2001	2002	2003
Earnings:
Income (loss) from continuing operations before income taxes and income or loss from equity investments					(563.2)	(365.2)
Add: Fixed charges					2,094.9	916.4
Amortization of capitalized interest					186.6	73.8
Distributed income of equity investees					0	0
Less: Capitalized interest					(146.0)	(86.4)

Total earnings (loss) to cover fixed charges					1,572.3	538.6

Fixed charges:
Interest expenses					1,948.9	830.0
Capitalized interest					146.0	86.4

Total fixed charges					2,094.9	916.4

Ratio of earnings to fixed charges					0.75	0.59

Pro Forma Ratio of Earnings to Fixed Charges in accordance with US GAAP	Year Ended December 31,					Six Months Ended June 30,
	1998	1999	2000	2001	2002	2003
Earnings:
Income (loss) from continuing operations before income taxes and income or loss from equity investments					(3,953.0)	(92.5)
Add: Fixed charges					2,094.9	916.4
Amortization of capitalized interest					186.6	73.8
Distributed income of equity investees					0	0
Less: Capitalized interest					(146.0)	(86.3)

Total earnings (loss) to cover fixed charges					(1,817.5)	811.4

Fixed charges:
Interest expenses					1,948.9	830.0
Capitalized interest					146.0	86.4

Total fixed charges					2,094.9	916.4

Ratio of earnings to fixed charges					(0.87)	0.89